EX-99.19a-1

MFS® Government Markets Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	December 2019
Distribution amount per share	$0.02868

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00871	30%	$0.00871	30%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%

Return of Capital or Other Capital Source	0.01997	70%	0.01997	70%
Total (per common share)	$0.02868	100%	$0.02868	100%

Average annual total return (in relation to NAV) for the five years ended 11-30-2019	2.79%
Annualized current distribution rate expressed as a percentage of month end NAV as of 11-30-2019	7.18%

Cumulative total return (in relation to NAV) for the fiscal year through 11-30-2019	10.13%

Cumulative fiscal year distributions as a percentage of NAV as of 11-30-2019	0.60%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-1219

MFS® Government Markets Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	January 2020
Distribution amount per share	$0.02856

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00872	31%	$0.01744	30%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%

Return of Capital or Other Capital Source	0.01984	69%	0.03980	70%
Total (per common share)	$0.02856	100%	$0.05724	100%

Average annual total return (in relation to NAV) for the five years ended 12-31-2019	2.71%
Annualized current distribution rate expressed as a percentage of month end NAV as of 12-31-2019	7.29%

Cumulative total return (in relation to NAV) for the fiscal year through 12-31-2019	-0.44%

Cumulative fiscal year distributions as a percentage of NAV as of 12-31-2019	1.22%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0120

MFS® Government Markets Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	February 2020
Distribution amount per share	$0.02856

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01018	36%	$0.02908	34%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%

Return of Capital or Other Capital Source	0.01838	64%	0.05672	66%
Total (per common share)	$0.02856	100%	$0.08580	100%

Average annual total return (in relation to NAV) for the five years ended 1-31-2020	2.77%
Annualized current distribution rate expressed as a percentage of month end NAV as of 1-31-2020	7.18%

Cumulative total return (in relation to NAV) for the fiscal year through 1-31-2020	1.67%

Cumulative fiscal year distributions as a percentage of NAV as of 1-31-2020	1.80%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0220

MFS® Government Markets Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	March 2020
Distribution amount per share	$0.02881

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00997	35%	$0.03883	34%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%

Return of Capital or Other Capital Source	0.01884	65%	0.07578	66%
Total (per common share)	$0.02881	100%	$0.11461	100%

Average annual total return (in relation to NAV) for the five years ended 2-29-2020	3.30%
Annualized current distribution rate expressed as a percentage of month end NAV as of 2-29-2020	7.16%

Cumulative total return (in relation to NAV) for the fiscal year through 2-29-2020	3.59%

Cumulative fiscal year distributions as a percentage of NAV as of 2-29-2020	2.37%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0320

MFS® Government Markets Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	April 2020
Distribution amount per share	$0.02899

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00395	14%	$0.03672	26%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%

Return of Capital or Other Capital Source	0.02504	86%	0.10688	74%
Total (per common share)	$0.02899	100%	$0.14360	100%

Average annual total return (in relation to NAV) for the five years ended 3-31-2020	3.25%
Annualized current distribution rate expressed as a percentage of month end NAV as of 3-31-2020	7.23%

Cumulative total return (in relation to NAV) for the fiscal year through 3-31-2020	3.82%

Cumulative fiscal year distributions as a percentage of NAV as of 3-31-2020	2.99%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0420

MFS® Government Markets Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	May 2020
Distribution amount per share	$0.02920

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00958	33%	$0.05193	30%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%

Return of Capital or Other Capital Source	0.01962	67%	0.12087	70%
Total (per common share)	$0.02920	100%	$0.17280	100%

Average annual total return (in relation to NAV) for the five years ended 4-30-2020	3.58%
Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2020	7.22%

Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2020	5.33%

Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2020	3.56%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0520